UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 18, 2011

CAS MEDICAL SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13839 (Commission File Number)	06-1123096 (I.R.S. Employer Identification No.)
44 East Industrial Road, Branford, Connecticut 06405 (Address of principal executive offices, including zip code) (203) 488-6056 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On May 18, 2011, CAS Medical Systems, Inc. (the "Company") received a written notice from the Nasdaq Stock Market ("Nasdaq") advising that the Company was not in compliance with the Nasdaq Global Market listing requirement contained in Nasdaq Listing Rule 5450(b)(1)(A) because the Company’s stockholders’ equity at March 31, 2011 of $9,402,189 was less than $10,000,000.  This notification does not affect the listing of the Company's common stock at this time.

Under Nasdaq rules, the Company has 45 calendar days to submit a plan that defines how the Company will regain compliance.  The Company plans to respond by submitting an appropriate plan to Nasdaq within the 45-day deadline.  If the plan is accepted by Nasdaq, the Company will receive an extension of up to 180 calendar days from May 18, 2011 to establish evidence of compliance.  If the plan is not accepted, the Company will receive written notice from Nasdaq that the Company’s common stock will be delisted.  Upon receipt of that notice, the Company may appeal the Nasdaq staff’s determination to a Listing Qualifications Panel.

If the Company's common stock is delisted from the Nasdaq Global Market, the Company would seek to list its common stock on the Nasdaq Capital Market or another alternative market. The Company believes that it currently meets the criteria to transfer its common stock listing to the Nasdaq Capital Market, although there can be no assurance that such application would be accepted.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAS MEDICAL SYSTEMS, INC.

Date: May 20, 2011	By:	/s/ Jeffery A. Baird
Jeffery A. Baird
Chief Financial Officer

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